Exhibit 99.1

Occidental Petroleum Replaces Nearly 190 Percent of 2016 Production

•                 2016 year-end proved reserves of 2.4 billion BOE, an increase of over 9 percent

•                 Total company reserves replacement ratio of nearly 190 percent with Permian Resources replacing approximately 290 percent

HOUSTON, February 6, 2017 – Occidental Petroleum Corporation (NYSE: OXY) announced today that at year-end 2016, the company’s preliminary worldwide proved reserves totaled 2.4 billion barrels of oil equivalent (BOE) compared to 2.2 billion BOE at the end of 2015. In 2016, the company had proved reserve additions from all sources of 437 million BOE, compared to production of 231 million BOE, for a reserves replacement ratio of nearly 190 percent.

Preliminary domestic proved reserves totaled 1.4 billion BOE compared to 1.3 billion BOE at the end of 2015. In 2016, Occidental’s domestic operations had proved reserves additions from all sources of 192 million BOE, compared to production of 110 million BOE, for a reserves replacement ratio of 175 percent.

“We have had an exceptionally strong year for reserves with almost 190 percent reserve replacement, at a finding and development cost of $9.65 per BOE company-wide. Domestically, we replaced about 210 percent of our Permian Basin production with Permian Resources replacing 290 percent of its production. The 2016 reserves program additions for Permian Resources came in at historically low finding and development costs of less than $9.00 per BOE. We expect continued improvement in 2017 based on this trend,” said President and Chief Executive Officer, Vicki Hollub.

As of December 31, 2016, the company’s proved reserves consisted of 56 percent of oil, 17 percent NGL and 27 percent gas. Of the total proved reserves, approximately 56 percent is in the United States and 44 percent in international locations. Approximately 77 percent of the proved reserves are developed and 23 percent are undeveloped. Total company revisions were net positive 159 million BOE, which included 68 million BOE of negative revisions related to price. Total company proved additions, excluding revisions, were 278 million BOE.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities. The company’s wholly owned subsidiary OxyChem manufactures and markets basic chemicals and vinyls. Occidental posts or provides links to important information on its website at www.oxy.com.

Non-GAAP Measures

This press release and the accompanying attachments refer to “finding and development cost” (F&D Cost) and “reserves replacement,” which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. F&D Cost – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Cost – Organic is F&D Cost – All-In excluding both the property acquisition costs and purchases of minerals in place, and F&D – Program Additions further excludes reserve revisions. Reserves Replacement – All-In is calculated by dividing the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves Replacement – Organic is Reserves Replacement – All-In, excluding purchases and sales of minerals in place for the year.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; uncertainties about the estimated quantities of oil and natural gas reserves; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber-attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2015 Form 10-K.

Contacts:

Media:

Melissa E. Schoeb

713-366-5615

melissa_schoeb@oxy.com

or

Investors:

Christopher M. Degner

212-603-8111

christopher_degner@oxy.com

On the web: www.oxy.com

2

Occidental Petroleum Corporation

2016 Reserves Release Schedules Index

Schedule #	Schedule Description
1	Preliminary Reserves Replacement and Multi-Year Data - WORLDWIDE

2	Preliminary Reserves Replacement and Multi-Year Data - UNITED STATES ONLY

3	Preliminary Proved Oil Reserves (MMbbl)

4	Preliminary Proved NGLs Reserves (MMbbl)

5	Preliminary Proved Natural Gas Reserves (Bcf)

6	Preliminary Total Proved Reserves (MMBOE)

7	Preliminary Costs Incurred

Schedule 1

Occidental Petroleum Corporation

Preliminary Reserves Replacement and Multi-Year Data - WORLDWIDE

WORLDWIDE		2014	2015	2016	3-Year Avg
Reserves Replacement (MBOE)
Revisions	(A)	(58)	(315)	159	(71)
Improved Recovery		354	144	185	228
Extensions and Discoveries		41	5	2	16
Organic with Revisions	(B)	337	(166)	346	172
Organic without Revisions	(C)=(B)-(A)	395	149	187	244

Purchases		43	-	137	60
Sales	(D)	(81)	(207)	(46)	(111)
Total Reserve Additions	(E)	299	(373)	437	121

Production	(F)	218	246	231	232

Costs Incurred ($ millions)
Property acquisition costs	(G)	$1,613	$109	$2,429	$1,384

Exploration costs		563	142	71	259
Development costs		6,108	4,511	2,162	4,260
Total Organic Costs	(H)	6,671	4,653	2,233	4,519

Total Costs Incurred	(I)=(G)+(H)	$8,284	$4,762	$4,662	$5,903

Finding & Development Costs per BOE
Organic	(H)/(B)	$19.80	$(28.03)	$6.45	$26.22
Program Additions	(H)/(C)	$16.89	$31.23	$11.94	$18.55
All-In	(I)/[(E)-(D)]	$21.80	$(28.69)	$9.65	$25.41

Reserve Replacement Ratio
Organic	(B)/(F)	155%	-67%	150%	74%
All-In	(E)/(F)	137%	-152%	189%	52%

Schedule 2

Occidental Petroleum Corporation

Preliminary Reserves Replacement and Multi-Year Data - UNITED STATES ONLY

UNITED STATES		2014	2015	2016	3-Year Avg
Reserves Replacement (MBOE)
Revisions	(A)	(67)	(348)	(92)	(169)
Improved Recovery		310	113	165	196
Extensions and Discoveries		22	-	-	7
Organic with Revisions	(B)	265	(235)	73	34
Organic without Revisions	(C)=(B)-(A)	332	113	165	203

Purchases		43	-	137	60
Sales	(D)	(81)	(156)	(18)	(85)
Total Reserve Additions	(E)	227	(391)	192	9

Production	(F)	116	119	110	115

Costs Incurred ($ millions)
Property acquisition costs	(G)	$1,613	$62	$2,062	$1,246

Exploration costs		379	74	13	155
Development costs		3,665	2,880	1,417	2,654
Total Organic Costs	(H)	4,044	2,954	1,430	2,809

Total Costs Incurred	(I)=(G)+(H)	$5,657	$3,016	$3,492	$4,055

Finding & Development Costs per BOE
Organic	(H)/(B)	$15.26	$(12.57)	$19.59	$81.83
Program Additions	(H)/(C)	$12.18	$26.14	$8.67	$13.82
All-In	(I)/[(E)-(D)]	$18.37	$(12.83)	$16.63	$42.99

Reserve Replacement Ratio
Organic	(B)/(F)	228%	-197%	66%	30%
All-In	(E)/(F)	196%	-329%	175%	8%

Schedule 3

Occidental Petroleum Corporation

Preliminary Proved Oil Reserves

	United	Latin	Middle East/
In millions of barrels (MMbbl)	States	America	North Africa	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2013	1,131	88	394	1,613
Revisions of previous estimates	(54)	6	40	(8)
Improved recovery	224	9	32	265
Extensions and discoveries	15	-	2	17
Purchases of proved reserves	33	-	-	33
Sales of proved reserves	(9)	-	-	(9)
Production	(67)	(11)	(63)	(141)
Balance at December 31, 2014	1,273	92	405	1,770
Revisions of previous estimates	(220)	(10)	22	(208)
Improved recovery	81	8	12	101
Extensions and discoveries	-	-	2	2
Purchases of proved reserves	-	-	-	-
Sales of proved reserves	(146)	-	(51)	(197)
Production	(73)	(13)	(73)	(159)
Balance at December 31, 2015	915	77	317	1,309
Revisions of previous estimates	(90)	4	86	-
Improved recovery	114	2	9	125
Extensions and discoveries	-	-	2	2
Purchases of proved reserves	90	-	-	90
Sales of proved reserves	-	-	(26)	(26)
Production	(69)	(12)	(62)	(143)
Balance at December 31, 2016	960	71	326	1,357

Proved Developed Reserves
December 31, 2013	822	76	281	1,179
December 31, 2014	819	86	316	1,221
December 31, 2015	673	77	278	1,028
December 31, 2016	670	69	298	1,037
Proved Undeveloped Reserves
December 31, 2013	309	12	113	434
December 31, 2014	454	6	89	549
December 31, 2015	242	-	39	281
December 31, 2016	290	2	28	320

Schedule 4

Occidental Petroleum Corporation

Preliminary Proved NGLs Reserves

	United	Latin	Middle East/
In millions of barrels (MMbbl)	States	America	North Africa	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2013	204	-	134	338
Revisions of previous estimates	6	-	8	14
Improved recovery	37	-	-	37
Extensions and discoveries	2	-	-	2
Purchases of proved reserves	3	-	-	3
Sales of proved reserves	(10)	-	-	(10)
Production	(20)	-	(2)	(22)
Balance at December 31, 2014	222	-	140	362
Revisions of previous estimates	(28)	-	10	(18)
Improved recovery	12	-	1	13
Extensions and discoveries	-	-	-	-
Purchases of proved reserves	-	-	-	-
Sales of proved reserves	-	-	-	-
Production	(20)	-	(7)	(27)
Balance at December 31, 2015	186	-	144	330
Revisions of previous estimates	1	-	70	71
Improved recovery	28	-	-	28
Extensions and discoveries	-	-	-	-
Purchases of proved reserves	26	-	-	26
Sales of proved reserves	(3)	-	(2)	(5)
Production	(19)	-	(11)	(30)
Balance at December 31, 2016	219	-	201	420

Proved Developed Reserves
December 31, 2013	151	-	51	202
December 31, 2014	147	-	109	256
December 31, 2015	141	-	112	253
December 31, 2016	149	-	164	313
Proved Undeveloped Reserves
December 31, 2013	53	-	83	136
December 31, 2014	75	-	31	106
December 31, 2015	45	-	32	77
December 31, 2016	70	-	37	107

Schedule 5

Occidental Petroleum Corporation

Preliminary Proved Natural Gas Reserves

	United	Latin	Middle East/
In billions of cubic feet (Bcf)	States	America	North Africa	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2013	2,012	24	2,687	4,723
Revisions of previous estimates	(111)	3	(273)	(381)
Improved recovery	284	4	25	313
Extensions and discoveries	27	-	101	128
Purchases of proved reserves	46	-	-	46
Sales of proved reserves	(371)	-	-	(371)
Production	(173)	(4)	(154)	(331)
Balance at December 31, 2014	1,714	27	2,386	4,127
Revisions of previous estimates	(600)	(4)	64	(540)
Improved recovery	123	-	64	187
Extensions and discoveries	-	-	17	17
Purchases of proved reserves	-	-	-	-
Sales of proved reserves	(63)	-	-	(63)
Production	(155)	(4)	(201)	(360)
Balance at December 31, 2015	1,019	19	2,330	3,368
Revisions of previous estimates	(19)	(10)	554	525
Improved recovery	138	-	51	189
Extensions and discoveries	-	-	2	2
Purchases of proved reserves	128	-	-	128
Sales of proved reserves	(89)	-	-	(89)
Production	(132)	(3)	(214)	(349)
Balance at December 31, 2016	1,045	6	2,723	3,774

Proved Developed Reserves
December 31, 2013	1,495	23	1,684	3,202
December 31, 2014	1,128	26	1,915	3,069
December 31, 2015	813	19	1,872	2,704
December 31, 2016	708	6	2,324	3,038
Proved Undeveloped Reserves
December 31, 2013	517	1	1,003	1,521
December 31, 2014	586	1	471	1,058
December 31, 2015	206	-	458	664
December 31, 2016	337	-	399	736

Schedule 6

Occidental Petroleum Corporation

Preliminary Total Proved Reserves

	United	Latin	Middle East/
In millions of Barrels of Oil Equivalent (MMBOE) (a)	States	America	North Africa	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2013	1,670	92	976	2,738
Revisions of previous estimates	(67)	6	3	(58)
Improved recovery	310	9	35	354
Extensions and discoveries	22	-	19	41
Purchases of proved reserves	43	-	-	43
Sales of proved reserves	(81)	-	-	(81)
Production	(116)	(11)	(91)	(218)
Balance at December 31, 2014	1,781	96	942	2,819
Revisions of previous estimates	(348)	(10)	43	(315)
Improved recovery	113	8	23	144
Extensions and discoveries	-	-	5	5
Purchases of proved reserves	-	-	-	-
Sales of proved reserves	(156)	-	(51)	(207)
Production	(119)	(14)	(113)	(246)
Balance at December 31, 2015	1,271	80	849	2,200
Revisions of previous estimates	(92)	3	248	159
Improved recovery	165	2	18	185
Extensions and discoveries	-	-	2	2
Purchases of proved reserves	137	-	-	137
Sales of proved reserves	(18)	-	(28)	(46)
Production	(110)	(13)	(108)	(231)
Balance at December 31, 2016	1,353	72	981	2,406

Proved Developed Reserves
December 31, 2013	1,222	80	613	1,915
December 31, 2014	1,154	90	744	1,988
December 31, 2015	950	80	702	1,732
December 31, 2016	937	70	849	1,856
Proved Undeveloped Reserves
December 31, 2013	448	12	363	823
December 31, 2014	627	6	198	831
December 31, 2015	321	-	147	468
December 31, 2016	416	2	132	550

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

Schedule 7

Occidental Petroleum Corporation

Preliminary Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, were as follows:

	United	Latin	Middle East/
$ millions	States	America	North Africa	Total
FOR THE YEAR ENDED DECEMBER 31, 2016
Property acquisition costs	$2,062	$-	$367	$2,429
Exploration costs	13	6	52	71
Development costs	1,417	75	670	2,162
Costs Incurred	$3,492	$81	$1,089	$4,662
FOR THE YEAR ENDED DECEMBER 31, 2015
Property acquisition costs	$62	$-	$47	$109
Exploration costs	74	2	66	142
Development costs	2,880	170	1,461	4,511
Costs Incurred	$3,016	$172	$1,574	$4,762
FOR THE YEAR ENDED DECEMBER 31, 2014
Property acquisition costs	$1,613	$-	$-	$1,613
Exploration costs	379	4	180	563
Development costs	3,665	305	2,138	6,108
Costs Incurred	$5,657	$309	$2,318	$8,284